Exhibit 99.1
NEWS RELEASE

For Immediate Release
May 1, 2014
MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS
APPPOINTS DR. FRANZ FINK PRESIDENT AND CEO
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $46.0 million for its first quarter ended March 31, 2014, down 4 percent from the $47.7 million recorded in the same period in 2013. In a separate news release issued today, the company announced the appointment of Dr. Franz Fink as president and chief executive officer.

Ultracapacitor revenue decreased by 5 percent, to $32.0 million in Q114, compared with $33.8 million in the same period last year. Sales of high voltage capacitor and microelectronics products totaled $14.0 million in both Q114 and Q113.

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the first quarter 2014 was $760,000, compared with $705,000 in Q113. GAAP net income for Q114 was $319,000, or $0.01 per share, compared with a net loss of $278,000, or $0.01 per share, in Q113.

On a non-GAAP basis, the Company reported operating income of $1.5 million in Q114 compared with $1.7 million in Q113. Non-GAAP net income for Q114 was $1.1 million, or $0.04 per diluted share compared with $679,000, or $0.02 per diluted share, in Q113. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 39 percent in Q114, compared with 38 percent in Q113 and 37 percent in Q413. GAAP operating expenses totaled approximately $17.1 million, or 37 percent of revenue, in Q114 compared with $17.5 million, or 37 percent of revenue in Q113. Non-GAAP operating expenses totaled approximately $16.6 million, or 36 percent of revenue, in Q114 compared with $16.8 million, or 35 percent of revenue, in Q113. Cash, cash equivalents and restricted cash totaled $32.6 million as of March 31, 2014, compared with cash and cash equivalents of $30.6 million as of December 31, 2013. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: “While the plug-in hybrid bus market gains momentum in China, our visibility into this demand remains limited. However, the growth in our other ultracapacitor markets remains robust,” said John Warwick, Maxwell’s chief operating officer. “Based on customer forecasts across our product lines, we expect total revenue for the second quarter to be similar to that reported for the first quarter.”

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.

In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.

Management will conduct a conference call and simultaneous webcast to discuss first quarter of 2014 financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1908 from the U.S. and Canada, or (785) 424-1827 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•
risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security;

•	our ability to obtain sufficient capital to meet our operating or other needs; and,

•	our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of May 1, 2014. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Revenue	$46,001	$47,748
Cost of revenue	28,131	29,518
Gross profit	17,870	18,230
Operating expenses:
Selling, general and administrative	10,939	11,502
Research and development	6,171	6,023
Total operating expenses	17,110	17,525
Income from operations	760	705
Interest expense, net	39	44
Amortization of debt discount and prepaid debt costs	5	15
Income before income taxes	716	646
Income tax provision	397	924
Net income (loss)	$319	$(278)
Net income (loss) per common share:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)
Weighted average common shares outstanding:
Basic	29,047	28,825
Diluted	29,216	28,825

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$31,585	$30,647
Restricted cash	1,000	—
Trade and other accounts receivable, net	37,628	29,869
Inventories	45,003	44,736
Prepaid expenses and other current assets	2,336	2,314
Total current assets	117,552	107,566
Property and equipment, net	43,746	44,941
Intangible assets, net	318	369
Goodwill	26,201	25,978
Pension asset	10,919	10,568
Other non-current assets	666	665
Total assets	$199,402	$190,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,433	$25,436
Accrued warranty	512	180
Accrued employee compensation	8,598	8,788
Deferred revenue and customer deposits	2,729	1,043
Short-term borrowings and current portion of long-term debt	10,540	7,914
Deferred tax liability	876	890
Total current liabilities	50,688	44,251
Deferred tax liability, long-term	2,153	2,125
Long-term debt, excluding current portion	83	100
Other long-term liabilities	3,686	3,401
Total liabilities	56,610	49,877
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,930 and 29,563 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	2,990	2,953
Additional paid-in capital	273,276	271,928
Accumulated deficit	(151,475)	(151,794)
Accumulated other comprehensive income	18,001	17,123
Total stockholders' equity	142,792	140,210
Total liabilities and stockholders' equity	$199,402	$190,087

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended
		March 31, 2014	December 31, 2013	March 31, 2013
Gross Profit Reconciliation:
GAAP gross profit		$17,870	$14,374	$18,230
Stock-based compensation expense included in cost of sales	A	251	316	273
Non-GAAP gross profit		$18,121	$14,690	$18,503
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$17,110	$16,941	$17,525
Stock-based compensation expense	A	(504)	(1,042)	(684)
Non-GAAP total operating expenses		$16,606	$15,899	$16,841
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$760	$(2,567)	$705
Stock-based compensation expense	A	755	1,358	957
Non-GAAP income (loss) from operations		$1,515	$(1,209)	$1,662
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$319	$(2,814)	$(278)
Stock-based compensation expense	A	755	1,358	957
Non-GAAP net income (loss)		$1,074	$(1,456)	$679
Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.01	$(0.10)	$(0.01)
Stock-based compensation expense	A	0.03	0.05	0.03
Non-GAAP diluted net income (loss) per share		$0.04	$(0.05)	$0.02

See note on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended
		March 31, 2014	December 31, 2013	March 31, 2013
	Cost of revenue	$251	$316	$273
	Selling, general and administrative	255	804	497
	Research and development	249	238	187
	Total stock-based compensation expense	$755	$1,358	$957